UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2025
AirSculpt Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

1111 Lincoln Road, Suite 802 Miami Beach, Florida		33139
(Address of Principal Executive Offices)		(Zip Code)
(786) 709-9690
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.
On November 7, 2025, AirSculpt Technologies, Inc. (the “Company”) issued a press release announcing results for the three and nine months ended September 30, 2025, updating 2025 full year revenue guidance and adjusting 2025 full year Adjusted EBITDA guidance. A copy of the press release is attached hereto as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
The Company makes reference to non-GAAP financial measures in the attached press release and a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures is provided therein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 7, 2025, the Company announced that it has hired Michael Arthur, 38, to serve as the Company’s Chief Financial Officer, effective January 5, 2026. Prior to joining the Company, Mr. Arthur served as the Chief Financial Officer of Inspirato Incorporated from October 2024 to January 2026, and as Senior Vice President, Finance, and Vice President of FP&A and Treasury, of Inspirato Incorporated from February 2023 to September 2024. In prior roles, Mr. Arthur served as Vice President of Finance and Strategy of CSC Generation from June 2022 to January 2023, and as Senior Director, Corporate Strategy and Market Intelligence, and Director, Corporate Strategy and Corporate Development, of VF
Corporation from January 2020 to May 2022. Mr. Arthur received his B.S.B.A. and M.A. from the University of North Carolina Kenan-Flagler Business School, and he is a certified public accountant (State of North Carolina, 2013–present) and chartered financial analyst (charter holder, 2017–present).

There are no arrangements or understandings between Mr. Arthur and any other person pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Mr. Arthur and any of the Company’s directors or executive officers. Mr. Arthur has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Arthur will receive the following compensation:

•Annual base salary equal to $400,000;
•Eligibility to earn an annual target cash performance bonus of 50% of Mr. Arthur’s annual base salary for each fiscal year during Mr. Arthur’s term, beginning in fiscal year 2026;
•A sign-on cash bonus equal to $100,000 with $50,000 paid on signing and the remainder paid when annual bonuses are paid to the Company’s executive officers, subject to repayment if Mr. Arthur does not remain employed with the Company for twelve months following his employment commencement date;
•A sign-on equity award with a grant value of $600,000, consisting of restricted stock units (“RSUs”) with a grant date value of $300,000, and performance-based restricted stock units (“PSUs”) with a grant date value of $300,000. The RSUs will vest annually over a three-year period, and the PSUs will be eligible to vest over a three-year period based on total shareholder return performance (“rTSR”) from the grant date relative to the total shareholder return of the peer companies from the S&P Health Care Select Industry Index which is identical to the peer companies selected for annual PSU grants to other executive officer of the Company for fiscal year 2025, with performance achievement ranging from 0% to 200% of the target award as follows (with straight-line linear interpolation between performance thresholds at or above the thirtieth percentile): 0% if rTSR performance is less than the thirtieth percentile; 50% if rTSR performance is at the thirtieth percentile; 100% if rTSR performance is at the fiftieth percentile; 150% if rTSR performance is at the seventy-fifth percentile; and 200% if rTSR performance is at the one hundredth percentile. The number of RSUs and PSUs to be granted to Mr. Arthur will be based on (i) the applicable grant date value above divided by (ii) the simple average per share closing price of the Company’s common stock for the ten days immediately prior to, and including, the grant date;
•Eligibility to participate in the Company’s 2021 Equity Incentive Plan, with annual equity awards having a grant date value of 100% of Mr. Arthur’s annual base salary, subject to the terms and conditions of the applicable grant agreement and the approval of the Board of Directors of the Company (the “Board”) and subject to adjustment in the Board’s sole and absolute discretion; and
•Eligibility in the Company’s standard benefits program.

In addition, Mr. Arthur is entitled to the following severance benefits upon a termination without “cause” or resignation for “good reason” (in addition to any accrued benefits at the time of termination), subject to Mr. Arthur’s execution, and non-revocation, or a general release of claims in favor of the Company:

•If such termination without “cause” or resignation for “good reason” occurs more than 3 months prior to, or 12 months following, a change in control:

◦Continued payment of Mr. Arthur’s base salary for 9 months immediately following termination; and
◦Monthly payments equal to the monthly employer contribution that the Company would have made for health insurance for the cost of COBRA coverage for Mr. Arthur and eligible dependents for 9 months following termination (unless Mr. Arthur becomes eligible for medical coverage under a new employer’s plan or COBRA coverage ceases prior to such date).

•If such termination without “cause” or resignation for “good reason” occurs within 3 months prior to, or 12 months following, a change in control:

◦A lump sum payment equal to the sum of Mr. Arthur’s base salary and target annual bonus;
◦Monthly payments equal to the monthly employer contribution that the Company would have made for health insurance for the cost of COBRA coverage for Mr. Arthur and eligible dependents for 12 months following termination (unless Mr. Arthur becomes eligible for medical coverage under a new employer’s plan or COBRA coverage ceases prior to such date);
◦Full vesting acceleration for unvested RSUs which remain outstanding upon termination under all of Mr. Arthur’s equity awards; and
◦Conversion of all outstanding PSUs under all of Mr. Arthur’s equity awards upon a change in control into time-based RSUs at the greater of target and actual performance through the date of such change in control, which will vest in full at the end of the performance period, or if earlier, upon Mr. Arthur’s termination without cause or resignation for good reason within 3 months prior to, or 12 months following, following a change in control.

Further, Mr. Arthur is subject to non-competition, non-solicitation and confidentiality covenants.

The foregoing description is qualified in its entirety by reference to the full and complete terms of Mr. Arthur’s Employment Agreement, dated November 4, 2025, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael Arthur, dated November 4, 2025

99.1	Press release dated November 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2025

AirSculpt Technologies, Inc.

	By:	/s/ Dennis Dean
Name: Dennis Dean
Title: Chief Financial Officer
[Signature Page to the Form 8-K]